SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2007
Date of Report
(Date of Earliest Event Reported)

American Dairy, Inc.
(Exact Name of Registrant as Specified in its Charter)

C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu,
Beijing, The People's Republic of China
(Address of principal executive offices)

     011-0452-4312688
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Utah	000-27351	87-0445575
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 5, 2007, American Dairy, Inc. (“American Dairy”) executed a Term Sheet setting forth the terms of a proposed financing arrangement with a non-affiliated third party (the “Investor”). The Term Sheet obligates the parties to act in good faith and on an exclusive basis to prepare and negotiate definitive agreements with respect to the proposed financing but is non-binding except with respect to certain specified terms including:

Right of First Refusal

Until December 31, 2010, the Investor has a right of first refusal, with respect to offers or indications of interest in connection with any of American Dairy’s future financing needs, to notice of any such offer or indication and an opportunity to make a comparable offer within 15 business days.

Two Way Break-up Fee

In the event either party withdraws from the transaction on the agreed pricing terms within the exclusivity period, such party shall pay to the other party a break-up fee of $1,600,000 which constitutes a fixed percentage of the proposed funding amount. However, the Investor is not obligated to pay such break-up fee if its withdrawal results from the failure to fulfill any of the closing conditions set forth in the Term Sheet including satisfactory due diligence in the Investor’s sole discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2007	American Dairy, Inc.,
a Utah corporation

	By:	/s/ Liu Hua
Liu Hua, CFO, Secretary and Treasurer